UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DINELLO RESTAURANT VENTURES, INC.
(Exact name of registrant as specified in its charter)
Florida	14-1877754
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2701 4th Street North, Units 102/103 St. Petersburg, Florida	33704
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-172052

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-172052), as originally filed with the Securities and Exchange Commission on February 3, 2011 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.  Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation Filed on February 4, 2011, as Exhibit 3(i) to the registrant’s Registration Statement on Form S-1 (File No. 333-172052) and incorporated herein by reference.
3.2

Amended and Restated Articles of Incorporation

Filed on February 4, 2011, as Exhibit 3(ii) to the registrant’s Registration Statement on Form S-1 (File No. 333-172052) and incorporated herein by reference.

3.3	By-Laws Filed on February 4, 2011, as Exhibit 3(iii) to the registrant’s Registration Statement on Form S-1 (File No. 333-172052) and incorporated herein by reference.
14	Code of Ethics Filed on February 4, 2011, as Exhibit 14 to the registrant’s Registration Statement on Form S-1 (File No. 333-172052) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

DINELLO RESTAURANT VENTURES, INC.

(Registrant)

Date:

April 18, 2011

By:

 /s/ JOHN PAQUETTE

John Paquette

President and Director